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                                                                 EXECUTION COPY




                            STOCK PURCHASE AGREEMENT





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                               TABLE OF CONTENTS

Section                                                                  Page

1.   REPRESENTATIONS AND WARRANTIES OF BLACKHAWK.......................... 1
     1.1  Organization, Standing and Power, Capitalization
          and Ownership of Blackhawk...................................... 1
     1.2  Subsidiaries of Blackhawk....................................... 2
     1.3  Authority....................................................... 3
     1.4  Effect of Transaction, Records, Etc............................. 3
     1.5  Financial Statements............................................ 4
     1.6  Liabilities..................................................... 5
     1.7  Absence of Changes.............................................. 5
     1.8  Tax Matters..................................................... 7
     1.9  Title to Assets; Necessary Properties........................... 8
     1.10 Real Property Owned or Leased................................... 9
     1.11 Trademark and Trade Names.......................................10
     1.12 Insurance.......................................................10
     1.13 Agreements, Etc.................................................10
     1.14 Litigation, Etc.................................................11
     1.15 Compliance; Governmental Authorizations.........................11
     1.16 Preneed Contracts and Funds.....................................12
     1.17 Labor Relations; Employees......................................12
     1.18 Compensation....................................................13
     1.19 Employee Benefit Matters........................................13
     1.20 Business Generally..............................................15
     1.21 Bank Accounts; Officers.........................................15
     1.22 Insolvency......................................................15
     1.23 Environmental Matters...........................................16
     1.24 Firle Funeral Home..............................................17
     1.25 Disclosures.....................................................17
     1.26 Brokers and Advisors............................................17

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................17
     2.1  Ownership of Shares.............................................18
     2.2  Title to Shares.................................................18
     2.3  Authority.......................................................18
     2.4  Effect of Transaction, Records, Etc.............................18
     2.5  Brokers and Advisors............................................19
     2.6  Claims on Blackhawk.............................................19

3.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
     PURCHASER AND GRIZZLY................................................19





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                                       ii


Section                                                                  Page

     3.1  Organization, Standing and Power................................19
     3.2  Authority.......................................................19
     3.3  Effect of Transaction, Records, Etc.............................19
     3.4  Investment Representations......................................20
     3.5  Brokers.........................................................20
     3.6  No Knowledge of Misrepresentations or Omissions.................20
     3.7  HSR Filing Matters..............................................20
     3.8      Authorization; No Conflict..................................20

4.   SALE OF SHARES; PRICE AND TERMS; ADJUSTMENTS.........................21
     4.1  Closing Date....................................................21
     4.2  Sale and Purchase...............................................21
     4.3  Price...........................................................21
     4.4  Terms of Payment................................................22
     4.5  Method of Payment...............................................22
     4.6  Post Closing Adjustment.........................................23
     4.7  Payment of Post Closing Adjustment..............................23

5.   CLOSING TRANSACTIONS.................................................24
     5.1  Closing Obligations of the Sellers..............................24
     5.2  Closing Obligations of the Purchaser............................25

6.   OTHER AGREEMENTS AND COVENANTS OF THE PARTIES........................25
     6.1  Operation of the Businesses of Blackhawk and the Blackhawk
          Subsidiaries................................................... 25
     6.2  Supplements.....................................................26
     6.3  Regulatory Consents, Authorizations, Etc........................27
     6.4  Negotiations with Others........................................27
     6.5  Publicity.......................................................27
     6.6  Confidentiality.................................................28
     6.7  Restrictions on Transfer of Shares..............................29
     6.8  Federal Trade Commission/Wages & Salaries.......................29
     6.9  Application of Down Payment.....................................29

     6.10 Deposit Trust Closing Expenses..................................31
     6.11 Pre-Closing Cooperation.........................................31
     6.12 Assistance in Financing.........................................32
     6.13 No Liquidation..................................................32
     6.14 Transactions with Affiliates....................................32






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                                 iii


Section                                                                  Page

7.   CONDITIONS TO OBLIGATIONS OF THE PURCHASER........................... 32
     7.1  Representations and Warranties.................................. 33
     7.2  Performance of Obligations of Blackhawk and the Sellers......... 34
     7.3  No Litigation................................................... 34
     7.4  Regulatory Consents, Authorizations, Etc........................ 35
     7.5  Senior Indebtedness............................................. 35
     7.6  Financing....................................................... 35
     7.7  All Shares Sold................................................. 35

8.   CONDITIONS TO OBLIGATIONS OF THE SELLERS............................. 35
     8.1  Representations and Warranties.................................. 36
     8.2  Performance of Obligations of the Purchaser..................... 36
     8.3  No Litigation................................................... 36
     8.4  Regulatory Consents, Authorizations, Etc........................ 36

9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................... 36
     9.1  Representations and Warranties of Blackhawk..................... 36
     9.2  Representations and Warranties of the Sellers................... 36
     9.3  Representations and Warranties of the Purchaser................. 37
     9.4  Limitation of Recourse.......................................... 37
     9.5  Acknowledgement by the Purchaser................................ 37

10.  DEFINITIONS.......................................................... 37

11.  MISCELLANEOUS........................................................ 40
     11.1  Parties in Interest............................................ 40
     11.2  Arbitration.................................................... 40
     11.3  Choice of Law.................................................. 41
     11.4  Termination.................................................... 41
     11.5  Entire Agreement; Amendments................................... 42
     11.6  Headings....................................................... 43
     11.7  Currency....................................................... 43
     11.8  Notices........................................................ 43
     11.9  Further Assurances............................................. 45
     11.10 No Third-Party Beneficiaries................................... 45

     11.11 Waivers........................................................ 45
     11.12 Knowledge...................................................... 45






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                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement"), dated as of June 14, 1996, by and among PRIME SUCCESSION, INC. ("Blackhawk"), the other individuals or entities listed on the signature pages hereof (collectively, the "Sellers"), THE LOEWEN GROUP INC. ("Grizzly") and BLACKHAWK ACQUISITION CORP., a Delaware corporation (the "Purchaser").


                                  WITNESSETH:

     WHEREAS, the Sellers own in the aggregate (i) 129.03285 shares of common stock, Class A, $0.01 par value per share ("Class A Common Stock"), of Blackhawk, representing collectively 100.0% of the issued and outstanding shares of Class A Common Stock, (ii) 900 shares of common stock, Class B, $0.01 par value per share ("Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"), of Blackhawk, representing collectively 100.0% of the issued and outstanding shares of Class B Common Stock, and (iii) 1,957 shares of preferred stock, $1,000 par value per share ("Preferred Stock"), of Blackhawk, representing collectively 100.0% of the issued and outstanding Preferred Stock (all of the shares of Common Stock and of Preferred Stock owned by the Sellers being hereinafter referred to as the "Shares");

     WHEREAS, each of the Sellers respectively holds such number of Shares as is set forth below such Seller's name on Schedule 1.1 hereto; and

     WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Shares, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Blackhawk, the Sellers, Grizzly and the Purchaser hereby agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF BLACKHAWK

     Blackhawk represents and warrants to the Purchaser as follows:

     1.1 Organization, Standing and Power, Capitalization and Ownership of Blackhawk. Blackhawk is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Blackhawk has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted






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and to execute, deliver and perform this Agreement and all other agreements, documents and instruments contemplated hereby. Blackhawk is duly qualified to do business and is in good standing as a foreign corporation in all of the states in which it is required so to qualify, except where the failure to so qualify could not be reasonably expected to have a material adverse effect on the business, operations or financial condition of Blackhawk. The authorized capital stock of Blackhawk consists of (a) 142 shares of Class A Common Stock, $0.01 par value per share, of which 129.03285 are issued and outstanding, (b) 900 shares of Class B Common Stock, $0.01 par value per share, of which 900 are issued and outstanding and (c) 1,957 shares of Preferred Stock, $1,000 par value per share, of which 1,957 shares are issued and outstanding. No shares of Common Stock or Preferred Stock are held in the treasury of Blackhawk. Schedule
1.1 sets forth a complete and accurate list of the shareholders of record of Blackhawk and the number of shares owned by each shareholder. Except as set forth in Schedule 1.1, Blackhawk is not a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by it. None of the Shares was issued in violation of any preemptive rights binding on Blackhawk.

     1.2 Subsidiaries of Blackhawk. Except as set forth in Schedule 1.2, as of the Closing Date, Blackhawk will own, directly or through one or more wholly-owned subsidiaries, all of the outstanding capital stock of each of the corporations listed in Schedule 1.2 (hereinafter referred to collectively as the "Blackhawk Subsidiaries"). Schedule 1.2 sets forth an organizational chart for the Blackhawk Subsidiaries and the legal name, registered office and registered agent and state of incorporation of each Blackhawk Subsidiary. Each Blackhawk Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the incorporation state indicated for each Blackhawk Subsidiary in Schedule 1.2. Each Blackhawk Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it is required so to qualify, except where the failure so to qualify could not be reasonably expected to have a material adverse effect on the business, operations or financial condition of such Blackhawk Subsidiary, and each has full corporate power and authority to carry on the business in which it is now engaged. Schedule 1.2 also sets forth for each Blackhawk Subsidiary the name and business address of each funeral home, cemetery and/or other related businesses owned or operated by the particular Blackhawk Subsidiary. The Articles of Incorporation or corporate charters of the Blackhawk Subsidiaries and all amendments thereto, certified by the Secretary of State of the state in which each is incorporated, a certificate of good standing, or similar certificate, dated and certified within 30 days of the Closing Date by the Secretary of State for each Blackhawk Subsidiary, and a copy of each Blackhawk Subsidiary's Bylaws or Code of Regulations, as amended to date, certified by the appropriate recording officers of each, will be delivered to the Purchaser prior to or at the Closing. Except as set forth in Schedule 1.2, Blackhawk and the Blackhawk Subsidiaries do not own, directly or indirectly, any material interest in the capital stock of any other corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity




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or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. Schedule 1.2 accurately sets forth the capitalization and ownership, and the issued and outstanding capital stock, of each of the Blackhawk Subsidiaries. All of the outstanding capital stock of the Blackhawk Subsidiaries is duly authorized and validly issued, fully paid and nonassessable. None of the shares of capital stock of the Blackhawk Subsidiaries were issued in violation of any preemptive rights binding on the Blackhawk Subsidiaries. There are no issued or outstanding shares of any class of capital stock of the Blackhawk Subsidiaries other than those set forth in Schedule 1.2. Between the date hereof and the Closing, Blackhawk will cause each of the Blackhawk Subsidiaries not to issue, sell or purchase, or agree to issue, sell or purchase, any shares of common stock or any other security of the Blackhawk Subsidiaries (including, without limitation, any option, right or warrant to purchase any common stock or any other security of such entity) to any person or entity other than Blackhawk or a Blackhawk Subsidiary, without the prior written consent of the Purchaser. Except as disclosed in Schedule 1.2, none of the Blackhawk Subsidiaries has outstanding, or has agreed to issue or sell, any options, rights, warrants, calls or other commitments (either in the form of convertible securities or otherwise) pursuant to which the holder thereof has or will or may have the right to purchase or otherwise acquire any shares of stock or any other security of Blackhawk or any of the Blackhawk Subsidiaries. No person, firm, corporation or other entity owns or controls capital stock of the Blackhawk Subsidiaries, except as set forth in Schedule 1.2.

     1.3 Authority. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby by Blackhawk have been duly and validly authorized by Blackhawk's Board of Directors. This Agreement and all other agreements, documents and instruments contemplated hereby to be signed by Blackhawk constitute, or upon execution and delivery will constitute, legal, valid and binding obligations of Blackhawk enforceable against Blackhawk in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors' rights generally and the application of general rules of equity.

     1.4 Effect of Transaction, Records, Etc. Except as set forth in Schedule 1.4, neither the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby, nor the consummation by Blackhawk and the Sellers of the transactions contemplated hereby or thereby, nor the compliance by Blackhawk and the Sellers with any of the provisions hereof or thereof, do or will: (a) conflict with or result in a breach of the Articles of Incorporation or charter papers or Bylaws or Code of Regulations or other organizational documents of Blackhawk, any of the Blackhawk Subsidiaries or, with respect to the Sellers that are corporations or other business entities, of such Sellers; (b) violate in any material respect any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority to which Blackhawk, any of the Blackhawk Subsidiaries or any of the Sellers is subject; or (c) violate or conflict with in any material respect or constitute a material default under (or give rise to any right of termination,




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cancellation or acceleration under) any material agreement or any writing of any nature to which Blackhawk, any of the Blackhawk Subsidiaries or any of the Sellers is a party or by which any of their respective assets or properties may be bound, which agreement or writing will not be terminated on or before the Closing Date. Except as set forth on Schedule 1.4 hereto, no consent or approval of or notification to any governmental authority by Blackhawk, any of the Sellers or any of the Blackhawk Subsidiaries is required for the execution and delivery by Blackhawk and the Sellers of this Agreement or any other agreement, document or instrument relating hereto, or the consummation of the transactions contemplated hereby or thereby. Neither Blackhawk nor any of the Blackhawk Subsidiaries is in default in the performance, observance or fulfillment of any of the terms or conditions of their respective Articles of Incorporation or charter papers or Bylaws or Code of Regulations. The minute and stock record books of Blackhawk and each of the Blackhawk Subsidiaries, true and complete copies of which have been delivered to the Purchaser, contain complete and accurate records of all meetings and other corporate actions of the shareholders and Boards of Directors of Blackhawk and each of the Blackhawk Subsidiaries and all transactions with respect to the capital stock of Blackhawk and each of the Blackhawk Subsidiaries, as of the date hereof.

     1.5 Financial Statements. Blackhawk has delivered to the Purchaser true and complete copies of (i) the consolidated balance sheets of Blackhawk as at the close of each of the fiscal years ended December 31, 1992, 1993 and 1994, together with related consolidated statements of operations and retained earnings, shareholders' equity and cash flows for the years then ended (collectively, the "Prior Audited Financials"), in each case certified by Ernst & Young LLP, independent certified public accountants, (ii) the consolidated balance sheet of Blackhawk as at December 31, 1995, (the "December Audited Balance Sheet"), together with related consolidated statements of operations and retained earnings, shareholders' equity and cash flows for the year then ended (the "December Audited Income Statement" and collectively with the December Audited Balance Sheet, the "December Audited Financials"), in each case certified by Ernst & Young LLP, independent certified public accountants, and (iii) the unaudited consolidated balance sheet of Blackhawk as at March 31, 1996, together with related consolidated statements of operations and retained earnings, shareholders' equity and cash flows for the quarter then ended (the "March Unaudited Financials").


              The Prior Audited Financials, the December Audited Financials and the March Unaudited Financials are attached hereto as Schedule 1.5. The Prior Audited Financials, the December Audited Financials and the March Unaudited Financials (i) were prepared in accordance with the books of account and other financial records of Blackhawk and the Blackhawk Subsidiaries and (ii) present fairly in all material respects the consolidated financial position and results of operation of Blackhawk and the Blackhawk Subsidiaries as at the dates thereof or for the periods covered thereby in accordance with generally accepted




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accounting principles, applied on a basis consistent with the past practices of
Blackhawk, subject, in the case of the March Unaudited Financials, to normal year-end adjustments.

     1.6 Liabilities. At the date of the December Audited Balance Sheet, Blackhawk and the Blackhawk Subsidiaries did not have material liabilities, taxes or obligations of any nature, fixed or contingent, matured or unmatured, which were not recorded on the December Audited Balance Sheet and at the Closing, Blackhawk and the Blackhawk Subsidiaries will not have material liabilities, taxes or obligations of any nature, fixed or contingent, matured or unmatured, which will not be recorded on the Closing Balance Sheet, or disclosed in the Schedules to this Agreement. For purpose of this paragraph, a liability shall be deemed material if it involves an obligation in excess of $50,000.

     1.7 Absence of Changes. Except as otherwise set forth in Schedule 1.7 hereto, since December 31, 1995, Blackhawk and each of the Blackhawk Subsidiaries have been operated only in the ordinary course of business, consistent with past practices (including the formation of new Blackhawk Subsidiaries and the acquisition by Blackhawk or any of the Blackhawk Subsidiaries of new funeral home, cemetery or other related businesses), and there has not been:

              (a) any materially adverse change in the condition, financial or otherwise, of the assets, liabilities, earnings, book value, businesses or prospects of Blackhawk or any of the Blackhawk Subsidiaries;


              (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the businesses or assets of Blackhawk or any of the Blackhawk Subsidiaries;

              (c) the incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), affecting Blackhawk or any of the Blackhawk Subsidiaries (including any new indebtedness for borrowed money), other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

              (d) any strike or work stoppage affecting Blackhawk or any of the Blackhawk Subsidiaries;

              (e) the adoption of any statute, rule, regulation or order which materially and adversely affects the businesses or assets of Blackhawk or any of the Blackhawk Subsidiaries;

              (f) any sale, transfer or other disposition of any assets of Blackhawk or any of the Blackhawk Subsidiaries having a value with respect to any single asset in excess of




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     $25,000 or an aggregate value as to all such assets in excess of
     $1,000,000 to any party, except for payments of third party obligations incurred in the ordinary course of business in accordance with the regular payment practices of Blackhawk and the Blackhawk Subsidiaries, dispositions of surplus or used equipment, or other dispositions in the ordinary course of business, consistent with past practices;

              (g) any termination or waiver of any material rights of value to Blackhawk or any of the Blackhawk Subsidiaries;

              (h) any increase in the aggregate compensation of the employees of Blackhawk or any Blackhawk Subsidiary, including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment other than those increases occurring pursuant to the terms of the Plans;

              (i) any expenditure or commitment in excess of $50,000 for acquisitions, additions to or replacements of property, plant or equipment of Blackhawk or any of the Blackhawk Subsidiaries;

              (j) any forward purchase commitments by Blackhawk or any of the Blackhawk Subsidiaries, or to which any of them may be obligated, involving more than $50,000 from any one supplier, except as necessary to fulfill the normal and ordinary inventory and operational requirements of

     Blackhawk and each of the Blackhawk Subsidiaries, consistent with past practices;

              (k) any change in the accounting methods or practices followed by

     Blackhawk;

              (l) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Blackhawk or any non wholly-owned Blackhawk Subsidiary to any person or entity that is not Blackhawk or a Blackhawk Subsidiary or the transfer of any shares of capital stock of any Blackhawk Subsidiary (or any entity that was a subsidiary of Blackhawk immediately prior to such transfer) held by Blackhawk or any Blackhawk Subsidiary (other than to Blackhawk or another Blackhawk Subsidiary);

              (m) any amendment to the articles or certificate of incorporation or by-laws or other charter or organizational documents of Blackhawk or any of the Blackhawk Subsidiaries;

              (n) any material change in the method of conducting the business of Blackhawk or any of the Blackhawk Subsidiaries (for purposes of the foregoing, any changes in preneed sales techniques or practices or funding arrangements for preneed




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     products or in investment strategies with respect to preneed trust funds
     (other than such changes required by applicable law) will be deemed to be material); and

              (o) any event which would permit any third party to demand repayment of any indebtedness of Blackhawk or any of the Blackhawk Subsidiaries prior to its normal maturity date.

     1.8  Tax Matters.  Except as set forth in Schedule 1.8:

              (a) To the best knowledge of Blackhawk, all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the businesses and assets of Blackhawk and any of the Blackhawk Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or will be timely filed by Blackhawk and the appropriate Blackhawk Subsidiary. To the best knowledge of Blackhawk, all of the foregoing tax returns and reports were, or will be, prepared in the manner required under applicable law and regulation and are, or will be true, correct and complete in all respects, and all amounts shown as owing thereon have been or will be paid with such returns or reports. Blackhawk has made or prior to Closing will make available to the Purchaser true and complete copies of all the respective federal, state, local and foreign income, franchise, sales, employment and use, real estate and personal property tax returns for Blackhawk and each of the Blackhawk Subsidiaries for each of the four years ended December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995, respectively, and all such federal, state, local and foreign income, franchise, sales, employment and use, real estate and personal property tax returns filed prior to Closing which include Blackhawk or any of the Blackhawk Subsidiaries with respect to periods ending after December 31, 1995 and prior to Closing.

              (b) To the best knowledge of Blackhawk, there is no actual or threatened dispute or disagreement with any international, federal, state or local revenue authority or agency regarding liability or potential liability for any tax in which an adverse determination could be reasonably expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries. Blackhawk will have made available to the Purchaser true and complete copies of any and all existing Internal Revenue Service (the "IRS") audit reports and revenue agent's reports which have been delivered to Blackhawk or any of the Blackhawk Subsidiaries and any and all existing determination letters, private letter rulings, consents and closing agreements obtained from or filed with the IRS for each of the four years ended December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995, respectively, relating to Blackhawk or any of the Blackhawk Subsidiaries and all related settlement documents and correspondence. To the best knowledge of Blackhawk, no unsettled claim for tax, assessment, fee, levy or other governmental charge of any nature for which Blackhawk or any of the Blackhawk Subsidiaries is presently or may become liable exists or has been threatened and there is no




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valid basis for any such claim. No agreement which is now in effect has been made with respect to Blackhawk or any of the Blackhawk Subsidiaries for the waiver of any statute of limitations or the extension of time for the assessment of any tax, assessment, fee, levy or other governmental charge of any nature. Neither Blackhawk nor any of the Blackhawk Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Internal Revenue Code of 1986, as amended, (the "Code") by reason of a change in a method of accounting or otherwise.

              (c) To the best knowledge of Blackhawk, all federal, state, local and foreign income, profits, franchise, gross receipts, sales, use, occupation, property, excise, payroll, withholding and other taxes, duties or imports, including interest, penalties and additions thereto (collectively, "Taxes") shown on the tax returns referred to in Section 1.8(a) above as being owed by Blackhawk or a Blackhawk Subsidiary were fully and duly paid when due, and all Taxes due prior to the Closing Date will have been fully and duly paid when due, and there is no further material liability of Blackhawk or any of the Blackhawk Subsidiaries for Taxes, except as shall be adequately reserved for in the Closing Balance Sheet.


              (d) Neither Blackhawk nor any of the Blackhawk Subsidiaries has entered into or is bound by any Tax sharing or similar agreement. Blackhawk is not and has never been a United States real property holding company for purposes of Section 1445 of the Code.

              (e) For purposes of this paragraph 1.8, "material" shall mean only those matters in excess of $50,000.

     1.9 Title to Assets; Necessary Properties. Except as set forth in Schedule 1.9, Blackhawk and each of the Blackhawk Subsidiaries have, and as of the Closing Date will have, (a) good and marketable title to all the real property indicated on the December Audited Balance Sheet and the Closing Balance Sheet, respectively, as being owned by Blackhawk or a Blackhawk Subsidiary; and (b) good and marketable title to the tangible personal property included or to be included on the December Audited Balance Sheet and the Closing Balance Sheet, respectively, free and clear of all property interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments or obligations (collectively, the "Encumbrances"), except for (i) Encumbrances specifically described in Schedule
1.9 to this Agreement, (ii) statutory liens for taxes or other governmental charges with respect to owned real property of Blackhawk and the Blackhawk Subsidiaries not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Blackhawk, and with respect to which all reserves required by generally accepted accounting principles have been established, (iii) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and are not in excess of $20,000 in the case of a single property and $75,000 in the aggregate and (iv)




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minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (x) were not incurred in connection with any indebtedness, (y) do not render title to the property encumbered thereby unmarketable and (z) do not, individually or in the aggregate, materially impair the use, for its current and anticipated purposes, or value of such owned real property. Blackhawk and each of the Blackhawk Subsidiaries have all of the properties, assets and rights which are necessary to carry on their respective businesses as presently conducted.

     1.10  Real Property Owned or Leased.


              (a) Schedule 1.10 contains a list and brief description of all real estate used in the operation of Blackhawk and each of the Blackhawk

Subsidiaries. For each parcel of real estate listed, the Schedule indicates whether the real estate is owned by Blackhawk or a Blackhawk Subsidiary or leased by Blackhawk or a Blackhawk Subsidiary as tenant or landlord, the purpose to which such property is being employed and, in the case of any such property which is leased, the termination date or notice requirement with respect to termination, annual rental and renewal or purchase options and any provisions limiting the assignability thereof. All of such real estate and the improvements thereon are, to the best knowledge of Blackhawk, in reasonably good condition and working order.

              (b) With respect to real estate owned, each of Blackhawk and the Blackhawk Subsidiaries has good and marketable title in fee simple to, and owns all improvements (including buildings and other structures) on, the real estate owned by it, subject only to those Encumbrances, if any, listed in Schedule
1.9. To the best of Blackhawk's knowledge, there are no defaults or disputes relating to said Encumbrances. As of the Closing Date, with respect to real estate leased, and except as set forth in Schedule 1.10, (i) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto, (ii) there has not been and there currently is not any default thereunder by any party, (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord to terminate the lease and (iv) the continuation, validity and effectiveness of all such leases under the current rentals and other current material terms thereof will in no way be affected by the sale and transfer of the Shares by the Sellers to the Purchaser under this Agreement. Blackhawk has made available to the Purchaser true and complete copies of all leases referred to in said Schedule 1.10. To the best knowledge of Blackhawk, the improvements on such real estate conform with all applicable federal, state and local laws and regulations and the properties are zoned for the various purposes for which such real estate is currently being used (other than permissible prior non-conforming uses), or variances from such zoning ordinances have been granted.

              (c) Blackhawk has, or prior to the Closing Date will have (i) preliminary title reports for owner's polices of title insurance for all parcels of real property specified in

Schedule 1.10(c) (the "Properties"), from Chicago Title & Trust Co. (the "Title Company"), along with copies of all documents and instruments reflecting items noted as exceptions to title (collectively the "Preliminary Reports"), (ii) ALTA Surveys of the Properties in form and substance acceptable to the Purchaser and otherwise sufficient to enable the Title Company to delete from the Policies the so-called standard exception for matters disclosed by an accurate survey of the Properties (collectively, the "Surveys") and (iii), for each of the Properties, an ALTA Extended Owner's Form B Policy of Title Insurance or its equivalent from the Title Company (collectively, the "Policies"), insuring that fee simple title to each of the Properties is vested in Blackhawk or any of the Blackhawk Subsidiaries, as the case may be, such insurance to be in an amount reasonably determined by the Purchaser.

     1.11 Trademark and Trade Names. Blackhawk or one of the Blackhawk Subsidiaries, as the case may be, owns or has the right to use all the trademarks and trade names which are used in the operation of the business of Blackhawk and the Blackhawk Subsidiaries in their respective trade areas (a true and complete list of which is included in Schedule 1.11), and, with respect to all trademarks and trade names owned by it and to its best knowledge, has the right to bring actions for the infringement thereof.

     1.12 Insurance. Except as set forth in Schedule 1.12, Blackhawk maintains in effect insurance covering Blackhawk and each of the Blackhawk Subsidiaries in an amount (a) believed by Blackhawk to be adequate and (b) customary for businesses of the kind engaged in by Blackhawk and the Blackhawk Subsidiaries in the same geographical areas where such businesses are located, and such insurance coverage shall be maintained by Blackhawk through the Closing Date.
Schedule 1.12 includes a list of all policies of insurance maintained with respect to Blackhawk and each of the Blackhawk Subsidiaries, true and complete copies of which have been provided to the Purchaser. Between now and the Closing Date, Blackhawk shall furnish to the Purchaser and its agents such additional information as the Purchaser shall reasonably request regarding such insurance.

     1.13 Agreements, Etc. Schedule 1.13 contains a list and brief description of the following written contracts, agreements and other instruments relating to Blackhawk or any of the Blackhawk Subsidiaries: (a) contract with or commitment to any labor union; (b) contract involving more than $50,000 in any instance for the future purchase of materials, supplies, equipment or services;
(c) profit sharing, bonus, incentive, stock option, pension, retirement, employee stock purchase, health, dental, hospitalization, insurance or similar plan, agreement or policy, formal or informal, providing benefits to any current or former director, officer, shareholder or employee of Blackhawk or any of the Blackhawk Subsidiaries; (d) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board; (e) contract or commitment for expenditures, or letter of intent with respect thereto, involving more than $50,000 in any instance; (f) guaranty of the obligations of a third party (other than guaranties by Blackhawk of the obligations of a Blackhawk Subsidiary or vice versa); (g) agreement which restricts or regulates Blackhawk or any of the Blackhawk Subsidiaries with respect to its doing business anywhere in the world; (h) agreement or arrangement for the sale of any of the assets, property or rights of Blackhawk or any of the Blackhawk Subsidiaries outside the ordinary course of business, consistent with past practice, or requiring the consent of any party to the consummation of the transactions contemplated hereby; (i) any acquisition or similar agreement pursuant to which Blackhawk acquired or will acquire prior to the Closing any of the businesses of the Blackhawk Subsidiaries; and (j) any noncompete or consulting agreement benefitting Blackhawk or any of the Blackhawk Subsidiaries. Each of Blackhawk and the Blackhawk Subsidiaries has performed all the obligations required to be performed by it to date except for any non-performance that could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries. Except as set forth on Schedule 1.13, each of Blackhawk and the Blackhawk Subsidiaries is not in material default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed in Schedule 1.13 to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a material default by it of any of the foregoing. Except as otherwise indicated in Schedule 1.13, the continuation, validity and effectiveness of each item on such Schedule under the current material terms thereof will in no way be adversely affected by the transfer of the Shares to the Purchaser under this Agreement. True and complete copies of all written agreements and written summaries of all oral agreements described in Schedule 1.13 have been provided to the Purchaser by Blackhawk. Without limiting the generality of the foregoing, except as set forth on Schedule 1.13, the sale to the Purchaser of the Shares will not give rise to any right of any third party to rescind, avoid or repudiate any agreement or arrangement (which will not be terminated as of the Closing Date) listed in Schedule 1.13 to which Blackhawk or any of the Blackhawk Subsidiaries is a party.

     1.14 Litigation, Etc. Except as set forth in Schedule 1.14, 1.15 or 1.17, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings, foreign or domestic, pending or, to the best of the knowledge of Blackhawk, threatened against Blackhawk or any of the Blackhawk Subsidiaries, whether at law or in equity, or before or by any international, federal, state, municipal or other governmental instrumentality. To the best of Blackhawk's knowledge, there exists no reasonable basis for litigation against Blackhawk or any of the Blackhawk Subsidiaries that is not adequately insured, or in which an adverse determination could be reasonably expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries.

     1.15  Compliance; Governmental Authorizations.  Except as set forth in
Schedule 1.15, Blackhawk and each of the Blackhawk Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, ordinances, regulations, treaties and orders including, for example, matters relating to the environment, anticompetitive practices, discrimination, trusting of prepaid and preneed funeral and burial contract funds, disclosure of funeral prices, employment, health and safety, except when such non-compliance could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries. Blackhawk and each of the Blackhawk Subsidiaries have all material federal, state, local and foreign governmental operating licenses and permits necessary to conduct their respective businesses in the manner presently conducted, and such operating licenses and permits are in full force and effect, and no violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best of Blackhawk's knowledge, threatened, to revoke or limit any thereof.

     1.16 Preneed Contracts and Funds. Except as set forth in Schedule 1.16,
(a) all monies ("Preneed Funds") paid to Blackhawk or any of the Blackhawk Subsidiaries in respect of prearranged or prepaid funeral, burial, merchandise, cremation or cemetery arrangements or contracts ("Preneed Contracts") (including, but not limited to, amounts recorded for deferred merchandise and service liabilities and revenues) have been properly accounted for and administered as required by applicable state laws and regulations, and, in the case of insurance-funded Preneed Contracts, been properly and duly paid over to insurance carriers (less applicable insurance commissions); (b) all accounts, deposits and trusts of Preneed Funds, and the amounts thereof, are presently held and administered in compliance in all material respects with all applicable state laws and regulations (and the corpus of each such trust, except as so scheduled, will equal, as of the Closing Date (or, if the Closing Date is not a date as of which the adequacy of such trust corpus is measured for purposes of applicable law, treating the Closing Date as though it were the next day as of which the adequacy of such trust corpus is so measured, provided that such measurement date would not otherwise be later than the date of the first anniversary of the date hereof), that required by the applicable state laws); (c) all withdrawals from accounts, deposits and trusts of Preneed Funds by Blackhawk and each of the Blackhawk Subsidiaries have been made in compliance in all material respects with all applicable state laws and regulations; (d) Blackhawk and each of the Blackhawk Subsidiaries have complied in all material respects with all requirements of federal, state and local tax laws and regulations with regard to the reporting of income and interest earned by Preneed Funds and, if required, the payment of taxes thereon; (e) Blackhawk and each of the Blackhawk Subsidiaries have complied in all material respects with the terms and conditions of all Preneed Contracts to which they are parties and are not aware, of any default or allegation of default against any of them thereunder; and (f) all commissions collected on behalf of commissioned salespeople in respect of the Preneed Contracts have been paid in the normal course of business, consistent with past practices.

     1.17  Labor Relations; Employees.  Blackhawk and each of the Blackhawk

Subsidiaries have generally enjoyed a good employer-employee relationship with their employees. To the best knowledge of Blackhawk, Blackhawk and each of the Blackhawk Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any non-compliance that could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries. Except as listed in Schedule 1.17, no unfair labor practice complaint against Blackhawk or any of the Blackhawk Subsidiaries has come to the attention of Blackhawk and there is no claim pending against Blackhawk or any of the Blackhawk Subsidiaries before the National Labor Relations Board or any other governmental agency. There are no strikes, disputes, slowdowns or stoppages pending or, to the best knowledge of Blackhawk, threatened, against or involving Blackhawk or any of the Blackhawk Subsidiaries, and none has occurred within the past three years. No representation question exists with respect to the employees of Blackhawk or any of the Blackhawk Subsidiaries. Neither Blackhawk nor any of the Blackhawk Subsidiaries is a party to any collective bargaining agreement or other labor union contract, and no collective bargaining agreement or other labor union contract is currently being negotiated by Blackhawk or any Blackhawk Subsidiary. Except as listed in Schedule 1.17, no grievance or arbitration proceeding is pending before any court or governmental agency relating to any of the employees of Blackhawk or any of the Blackhawk Subsidiaries.

     1.18 Compensation. Blackhawk has previously furnished to the Purchaser a complete and accurate list of all current officers, employees and consultants of Blackhawk or the Blackhawk Subsidiaries who, in the calendar years 1995 or 1996, have received or are expected to receive aggregate remuneration in excess of $70,000 from Blackhawk or any Blackhawk Subsidiary, together with the current job title and aggregate remuneration rate (bonus and salary) for each such person, a copy of which is attached hereto as Schedule 1.18.

     1.19  Employee Benefit Matters.

              (a) Schedule 1.19 lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, or programs, and all employment, termination, severance or other similar contracts or agreements to which Blackhawk or any of the Blackhawk Subsidiaries is a party, with respect to which Blackhawk or any of the Blackhawk Subsidiaries has any obligation or which are maintained, contributed to or sponsored by Blackhawk or any of the Blackhawk Subsidiaries for the benefit of any current or former employee, officer, director or consultant of Blackhawk or any of the Blackhawk Subsidiaries, (ii) any contracts or agreements between the Sellers or any of their Affiliates and any employee of Blackhawk or any of the Blackhawk Subsidiaries, including, without limitation, any contracts or agreements relating to the sale of Blackhawk and (iii) any contract or agreement pursuant to which labor services are provided to Blackhawk or any of the Blackhawk Subsidiaries (collectively, the "Plans"). The Sellers have furnished or made available to the Purchaser a complete and accurate copy of each Plan and (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as provided in the Plans, Blackhawk and any of the Blackhawk Subsidiaries have no express or implied commitment (i) to create or incur material liability with respect to or cause to exist any other material employee benefit plan, program or agreement, (ii) to enter into any contract or agreement to provide material compensation or benefits to any individual other than in the ordinary course, consistent with its or their past practice, or to make material changes in staffing levels, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or in the normal course.

              (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which Blackhawk or any of the Blackhawk Subsidiaries could incur liability under Section 4063 or 4064 of ERISA. Except as set forth and described in all material respects in
Schedule 1.19, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates Blackhawk or any of the Blackhawk Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except as set forth in
Schedule 1.19, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Blackhawk or any of the Blackhawk Subsidiaries. To the best knowledge of Blackhawk, each of the Plans is subject only to the laws of the United States of America or a political subdivision thereof.

              (c) Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable law, including,

without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in all material respects in accordance with the provisions of all applicable law, including, without limitation, ERISA and the Code. Blackhawk and each of the Blackhawk Subsidiaries have performed all material obligations required to be performed by it under, is not in default under or in violation of, and Blackhawk has no knowledge of any material default or violation by any party to, any Plan. No legal action, suit or claim is pending or, to the knowledge of Blackhawk, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

              (d) Each Plan which is intended to be qualified under Section 401(a) of the Code has received or has timely requested a favorable determination letter from the IRS covering the provisions of the Tax Reform Act of 1986 that it is so qualified, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan.

              (e) Blackhawk and each of the Blackhawk Subsidiaries have not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4975, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and Blackhawk has no knowledge of any fact or event which could be reasonably expected to give rise to any such liability. Except as set forth on Schedule 1.19, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. Blackhawk and each of the Blackhawk Subsidiaries have not incurred nor are they reasonably likely to incur any liability under Section 4069 or 4212(c) of Title IV of ERISA.

              (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity, and Blackhawk has no knowledge of any fact or event which could give rise to any such challenge or disallowance.

     1.20 Business Generally. Except as disclosed in Schedule 1.20, since December 31, 1995, there has been no event, transaction or information which has had or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Blackhawk and the Blackhawk Subsidiaries, taken as a whole.


     1.21 Bank Accounts; Officers. Schedule 1.21 is a list of all bank accounts and safe deposit boxes in the name of or controlled by Blackhawk or a Blackhawk Subsidiary, and details about the persons having access thereto. Schedule 1.21 also contains a list of all officers and directors of Blackhawk and all officers and directors of any of the Blackhawk Subsidiaries.

     1.22  Insolvency.

              (a) No receiver has been appointed for the whole or any part of the assets or business of Blackhawk or any of the Blackhawk Subsidiaries.

              (b) No petition has been presented, no order has been made and no resolution has been passed for the winding-up of Blackhawk or any of the Blackhawk Subsidiaries.

              (c) No unsatisfied judgment is outstanding against Blackhawk or any of the Blackhawk Subsidiaries.

     1.23  Environmental Matters.

              (a) Except as set forth in Schedule 1.23, Blackhawk and each of the Blackhawk Subsidiaries are in compliance in all material respects with all federal, state and local environmental and occupational health and safety laws and regulations that may pertain to their operations (collectively, the "Environmental Laws"), including, but not limited to, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Occupational Health and Safety Act ("OSHA"), as amended, and the regulations promulgated pursuant thereto.

              (b) Without limiting the generality of the foregoing, except as set forth in Schedule 1.23 and except as would not reasonably be expected to give rise to a material adverse effect on the business, operations or financial condition of Blackhawk and the Blackhawk Subsidiaries, taken as a whole;

              (i) no hazardous waste or hazardous substance, as those terms are defined by RCRA and CERCLA, respectively, have been disposed of by Blackhawk, or, to the best knowledge of Blackhawk, by any other person or entity, in violation of any Environmental Law on any real property owned, leased or operated by Blackhawk or any of the Blackhawk Subsidiaries;

              (ii) no polychlorinated biphenyls (PCBs) are or were located on any real property owned, leased or operated by Blackhawk or any of the Blackhawk Subsidiaries, whether in electrical transformers or elsewhere, at any time;

              (iii) no storage tanks, whether underground or otherwise,

     containing petroleum, petroleum fractions, hazardous substances or hazardous wastes, are or were located on any of the real property owned, leased or operated by Blackhawk or any of the Blackhawk Subsidiaries at any time; and

              (iv) no asbestos is or was located in any building on any of the real property owned, leased or operated by Blackhawk or any of the Blackhawk Subsidiaries at any time.

              (c) Blackhawk and each of the Blackhawk Subsidiaries have obtained and maintained and are in compliance with all permits issued by environmental or health administrative agencies that are required with respect to their respective operations.

              (d) Blackhawk has made available to the Purchaser all reports of any health or environmental studies or investigations in the possession or under the control of Blackhawk, any of the Blackhawk Subsidiaries or any of the Sellers that have been conducted in connection with the real property owned, leased or operated by Blackhawk or any of the Blackhawk Subsidiaries.

              (e) Blackhawk has heretofore obtained from Conestoga Rovers & Associates, U.S. Environmental Group, Inc. or Midwest Environmental Consultants, Inc. a Phase I environmental report with respect to each parcel of real property owned or leased by Blackhawk and the Blackhawk Subsidiaries set forth on Schedule 1.23(e) (the "Environmental Reports"). The cost of such Environmental Reports, copies of which have been made available to the Purchaser, shall be borne by the Purchaser.

     1.24 Firle Funeral Home. The acquisition of the Firle Funeral Home was completed by Blackhawk prior to April 30, 1996, and was fully reflected on the April 30 trial balance sheet previously made available to the Purchaser, and, as of April 30, 1996, there were no remaining purchase price payment obligations to the seller thereof in connection with such acquisition (it being understood that Blackhawk or a Blackhawk Subsidiary has ongoing payment obligations with respect to noncompete agreements entered into in connection therewith).

     1.25 Disclosures. No representation or warranty by Blackhawk contained in this Agreement, and no statement contained in any certificate, Schedule, Exhibit, list or other writing furnished to the Purchaser in connection with this transaction, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to the Purchaser hereunder or in connection with the transactions contemplated hereby are true and complete in all material respects. All Schedules to this Agreement prepared by or on behalf of Blackhawk or the Sellers are true and complete in all material respects.

     1.26 Brokers and Advisors. No action taken by Blackhawk or any Blackhawk Subsidiary in connection with or in furtherance of the transactions contemplated hereby has or shall cause any of Blackhawk, any of the Blackhawk Subsidiaries, the Purchaser or such Seller to be subject to any claim against it for a brokerage commission, finder's fee, consulting fee, advisory fee or other like payment.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers hereby represents and warrants to the Purchaser severally as to itself, herself or himself and not jointly as to Sections 2.2, 2.3, 2.4, 2.5 and 2.6 below, jointly and severally as to Section 2.1(a) below and on a pro rata basis (based on the percentages set forth opposite each such Seller's name on Schedule 4.6(e) hereto) as to Section 2.1(b) below, as follows:

     2.1  Ownership of Shares.

              (a) The Shares constitute all the issued and outstanding shares of capital stock of Blackhawk.

              (b) Except as set forth in Schedule 1.2, as of the Closing Date Blackhawk will own, directly or through one or more wholly-owned subsidiaries, all of the outstanding capital stock of each of the Blackhawk Subsidiaries.

     2.2 Title to Shares. As of the date hereof and as of the Closing Date, each of the Sellers has and will have good and valid title to the Shares indicated as being owned by him, her or it in Schedule 1.1, free and clear of all liens, encumbrances, equities and claims whatsoever. Except as set forth in
Schedule 1.1, each Seller represents and warrants that, as of the date hereof and as of the Closing Date, there are and there will be no restrictions whatsoever against the transfer of his, hers or its Shares to the Purchaser.

     2.3 Authority. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby by each of the Sellers have been duly and validly authorized by all requisite action on the part of such Seller. This Agreement and all other agreements, documents and instruments contemplated hereby to be signed by each of the Sellers constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of each Seller enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors' rights generally and the application of general rules of equity.

     2.4 Effect of Transaction, Records, Etc. Except as set forth on Schedule 2.4, neither the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby, nor the consummation by each Seller of the transactions contemplated hereby or thereby, nor the compliance by such Seller with any of the provisions hereof or thereof, do or will: (a) with respect to any Seller that is a corporation or other business entity, conflict with or result in a breach of the Articles of Incorporation or charter papers or Bylaws or Code of Regulations or other organizational documents of such Seller; (b) violate any material statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority to which such Seller is subject; or (c) materially violate or conflict with or constitute a material default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement or any writing of any nature to which such Seller is a party or by which any of the assets or properties of such Seller may be bound. Except as set forth on Schedule 2.4, no consent or approval of or notification to any governmental authority is required in connection with the execution and delivery by such Seller of this Agreement or any other agreement, document or instrument relating hereto or the consummation of the transactions contemplated hereby or thereby.

     2.5 Brokers and Advisors. No action taken by any Seller in connection with or in furtherance of the transactions contemplated hereby has or shall cause any of Blackhawk, any of the Blackhawk Subsidiaries or the Purchaser to be subject to any claim against it for a brokerage commission, finder's fee, consulting fee, advisory fee or other like payment.

     2.6 Claims on Blackhawk. No Seller or, to the actual knowledge of any Seller, no affiliate of such Seller has any claim against Blackhawk or any Blackhawk Subsidiary in respect of borrowed money or funded indebtedness or obligations or liabilities for fees, expenses and advances (other than amounts payable in the ordinary course of business as compensation to Sellers who are employees), nor is any Seller or its affiliates party to any agreement with Blackhawk or any Blackhawk Subsidiary, except as described in Schedule 2.6.



3.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
     PURCHASER AND GRIZZLY

A. The Purchaser represents and warrants to and agrees with Blackhawk and the Sellers as follows:


     3.1 Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all the power and authority of a corporation to own and operate its properties, to carry on its businesses as now being conducted, and to execute, deliver and perform this Agreement and all other agreements, documents and instruments contemplated hereby.

     3.2 Authority. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby by the Purchaser have been duly and validly authorized by all necessary corporate action of the Purchaser. This Agreement and all other agreements, documents and instruments contemplated hereby to be signed by the Purchaser constitute, or upon execution and delivery will constitute, legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

     3.3 Effect of Transaction, Records, Etc. Neither the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor the compliance by the Purchaser with any of the provisions hereof or thereof, do or will: (a) conflict with or result in a breach of the Articles of Incorporation or charter papers or Bylaws or Code of Regulations of the Purchaser; (b) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority to which the Purchaser is subject; or (c) violate or conflict with or constitute a material default under (or give rise to any right of termination, cancellation or acceleration under) any agreement or any writing of any nature to which the Purchaser is a party or by which any of the assets or properties of the Purchaser may be bound. Except as otherwise described in this Agreement, no consent or approval of or notification to any governmental authority is required in connection with the execution and delivery by the Purchaser of this Agreement or any other agreement, document or instrument relating hereto or the consummation of the transactions contemplated hereby or thereby.

     3.4 Investment Representations. The Purchaser is purchasing the Shares for investment, for its own account and without a view to distribution or resale thereof.

     3.5 Brokers. No action taken by the Purchaser in connection with or in furtherance of the transactions contemplated hereby has or shall cause any of Blackhawk, any of the Blackhawk Subsidiaries or any Seller to be subject to any claim against it for a brokerage commission, finder's fee, consulting fee, advisory fee or other like payment.

     3.6 No Knowledge of Misrepresentations or Omissions. To the best knowledge of the Purchaser, as of the date hereof, there are no breaches of or inaccuracies in any of the representations and warranties of the Sellers and Blackhawk in this Agreement and the Schedules hereto, and, to the best knowledge of the Purchaser, there are no errors in, or omissions from, any of the Schedules to this Agreement.

B.   Grizzly represents and warrants to and agrees as follows:

     3.7 HSR Filing Matters. Neither Grizzly nor any of its affiliates will be the acquiring person (as defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations promulgated thereunder) in connection with the acquisition contemplated hereby.

     3.8 Authorization; No Conflict. (a) The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby by Grizzly and the payment by Grizzly of the Down Payment as provided herein have been duly and validly authorized by all necessary corporate and other action of Grizzly. This Agreement and all other agreements, documents and instruments contemplated hereby to be signed by Grizzly constitute, or upon execution and delivery will constitute, legal, valid and binding obligations of Grizzly enforceable in accordance with their respective terms.

     (b) Neither the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby, nor the carrying out by Grizzly of its obligations hereunder and thereunder (including the payment by Grizzly of the Down Payment as provided herein), nor the compliance by Grizzly with any of the provisions hereof or thereof, do or will: (a) conflict with or result in a breach of the organizational documents of Grizzly; (b) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority to which Grizzly is subject; or (c) violate or conflict with or constitute a material default under (or give rise to any right of termination, cancellation or acceleration under) any agreement or any writing of any nature to which Grizzly is a party or by which any of the assets or properties of Grizzly may be bound.


4.   SALE OF SHARES; PRICE AND TERMS; ADJUSTMENTS

     4.1 Closing Date. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") at the offices of Davis Polk & Wardwell, located at 450 Lexington Avenue, New York, NY 10017, or at such other place as the Purchaser and Blackhawk may mutually agree upon in writing, at 10:00 A.M. on or as soon as practicable after the date on which the conditions to Closing specified in Articles 7 and 8 shall have occurred; provided, however, that (subject to extension as provided in Section 11.4 below) the Closing shall occur on or before September 20, 1996 (the "Closing Date").

     4.2 Sale and Purchase. On the Closing Date, in reliance upon the representations, warranties and agreements of the parties and subject to the terms and conditions hereof, the Sellers shall, against payment of the Purchase Price, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall buy from the Sellers, free and clear of all encumbrances or other liens, all of the Shares. At or prior to the Closing, the Sellers will deliver to the Purchaser a schedule setting forth an allocation of the Purchase Price among the Sellers, and, other than making any required payments in accordance with Section 4.5, the Purchaser shall have no responsibility for the allocation and distribution of such payments among the Sellers. The sale, assignment, transfer, conveyance and delivery of the Shares shall be made by the Sellers to the Purchaser at the Closing by delivery of the share certificates evidencing all of the Shares, duly endorsed in blank or accompanied by duly executed stock powers, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed. In addition, at the Closing, the Sellers shall deliver to the Purchaser a receipt for the Purchase Price and all opinions, certificates and other documents required to be delivered pursuant to Article 7.

     4.3 Price. The purchase price ("Purchase Price") for the Shares shall be $171,789,632, less the Blackhawk liabilities as of the Closing with respect to the following items

(collectively, the "Adjustment Items"): (x) with respect to those certain Employment Agreements, each dated December 22, 1992, by and among Blackhawk and Fred Hunter Memorial Services, Inc. (as Employer) and Frederick B. Hunter, Cheryl L. Ericson, Jessie Mae Hunter and Caryl Lyn Hunter, respectively, if, as a result of the change in control of Blackhawk effected by the purchase of the Shares, the parties to such contracts continue to have or have exercised any rights thereunder to accelerate the payment obligations thereunder (and have not waived such rights of acceleration), the net present value as of the Closing Date, determined on a 12% discount rate, of the payments so accelerated, based on an assumed inflation rate of 3% a year and (y) Blackhawk's obligations to make any severance payments to any Seller, to senior management as a result of a right arising from a change in control of Blackhawk and to any employee as a result of a severance right created after the execution of this Agreement requiring a payment by Blackhawk or a Blackhawk Subsidiary (except for severance rights created in the ordinary course of business and consistent with past practice). On the Closing Date, the Sellers shall deliver to the Purchaser a certificate of the chief financial officer of Blackhawk as to the Adjustment Items as of the Closing Date, which certificate shall serve as the basis for payment at Closing.

     4.4  Terms of Payment.  The Purchase Price shall be paid as follows:

              (a) $5,000,000 plus the amount of any interest thereon by application of amounts heretofore delivered to Chicago, L.P., as agent for all the Sellers, by Grizzly, in connection with prior negotiations relating to Blackhawk;

              (b) $500,000 (the "Deposit") has been deposited with Chicago Title & Trust Company (the "Escrow Agent") and is being held in a trust by the Escrow Agent; the Deposit, together with all interest earned thereon, will be maintained in such trust ("Deposit Trust") until disbursed in accordance with
Section 4.7 or Section 6.10;

              (c) $20,000,000 has been paid by Grizzly to Golder Thoma Cressey Fund III, Limited Partnership (Chicago, L.P."), as agent for all the Sellers, and, together with interest thereon, shall constitute the "Down Payment"; such amount shall on the Closing Date be applied against the Purchase Price; and

              (d) on the Closing Date, the Purchaser shall deliver to the Sellers an amount in cash (the "Closing Date Cash") equal to the Purchase Price less the sum of the amounts specified in paragraphs (a), (b) and (c).


     4.5 Method of Payment. (a) On the Closing Date, the Purchaser shall wire the Closing Date Cash into an account designated by Chicago, L.P., as agent for all the Sellers, by notice to the Purchaser at least three days prior to the Closing Date (the "Sellers' Account") for disbursement to the Sellers in accordance with a written agreement among the Sellers. In the event any Seller has at the Closing any then outstanding monetary obligation to Blackhawk or any Blackhawk Subsidiary, a corresponding portion of the Closing Date Cash shall be offset against such obligation, and the

Purchaser shall pay the resulting net amount to the Sellers' Account.

              (b) All payments made by the Purchaser pursuant to Section 4.4 shall be made by wire transfer of readily available funds to the Sellers' Account or otherwise as designated in writing to the Purchaser by the Sellers.

     4.6 Post Closing Adjustment. If, within 20 days after the Closing, the Purchaser shall notify the Sellers in writing of its belief that the amount of the Adjustment Items is greater than that certified as of the Closing Date, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, the Purchaser and the Sellers shall attempt in good faith to resolve the matter or matters in dispute. If the Purchaser and the Sellers, notwithstanding such good faith effort, shall have failed to resolve the matter or matters in dispute, then any remaining matter or matters in dispute shall be finally and conclusively determined by arbitration pursuant to Section 11.12. Within five business days after the earliest of (i) the resolution of all disagreements with respect to the Earnings Certificate directly by the Purchaser and the Sellers and (ii) the issuance of the report of the Arbiter (the "Final Resolution Date"), if there is a determination that the amount of the Adjustment Items so determined is greater than the amount certified as of the Closing Date, the Sellers shall pay to the Purchaser, together with interest on such sum at the then applicable federal funds rate for the period from the Closing to the date of payment, the amount of such excess, such payment to be made by wire transfer in immediately available funds to the account designated in writing by the Purchaser to Chicago, L.P., on behalf of the Sellers. If the Purchaser does not provide the Sellers written notice within 20 days after the Closing Date as provided above, the amount of the Adjustment Items as certified by the chief financial officer of Blackhawk (as provided in Section 4.3) shall be deemed to be conclusive and binding on the parties hereto and not subject to further review or dispute.

     4.7 Payment of Post Closing Adjustment. If the Sellers are required to pay to the Purchaser a post closing payment pursuant to Section 4.6, such amount shall be disbursed from the Deposit Trust, and, on the Final Resolution Date (or, if no notice of dispute is given within 20 days after the Closing as provided above, on the 21st day after the Closing), the remainder of the Deposit Trust, if any, shall be disbursed to the Sellers in accordance with
Section 4.5(b). The Sellers shall be liable, jointly and severally, for any payments due as determined pursuant to Section 4.6.

5.   CLOSING TRANSACTIONS

     5.1 Closing Obligations of the Sellers. On the Closing Date, the following shall be delivered to the Purchaser:


              (a) stock certificates representing all of the Shares, duly endorsed in blank or accompanied by duly executed stock powers, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

              (b) appropriate evidence of all necessary corporate action by Blackhawk in connection with the transactions contemplated hereby, including, without limitation, certified copies of resolutions duly adopted by the Board of Directors of Blackhawk approving the transactions contemplated hereby, and authorizing the execution, delivery and performance by Blackhawk of this Agreement and the other agreements, documents and instruments to which Blackhawk is a party contemplated hereby, and a certificate as to the incumbency of officers of Blackhawk executing any instrument or other document delivered in connection with such transactions;

              (c) the certificates required by Sections 4.3, 7.1, 7.2 and 7.3 of this Agreement;

              (d) either (i) a certificate (prepared in accordance with Section 1445(b)(2) of the Code) from each Seller of non-foreign status or (ii) a certificate from Blackhawk (prepared in accordance with Section 1445(b)(3) of the Code) stating that Blackhawk is not and has never been a United States real property holding company;

              (e) tax lien waivers and tax good standing certificates indicating the payment of franchise taxes from the jurisdictions where Blackhawk and the Blackhawk Subsidiaries are located;

              (f) an opinion, dated the Closing Date, of Kirkland & Ellis and of Peter D. Cooper, counsel to Blackhawk and the Sellers, in form and substance mutually acceptable to the parties hereto; and

              (g) such duly signed resignations of the members of the Boards of Directors and officers of Blackhawk and the Blackhawk Subsidiaries and such changes relating to the accounts and safe deposit boxes of Blackhawk and each of the Blackhawk Subsidiaries as the Purchaser shall have requested by written notice to Blackhawk at least seven days prior to the Closing Date.

     5.2 Closing Obligations of the Purchaser. On the Closing Date, the Purchaser shall:


              (a) pay the Purchase Price as specified in Section 4.4;

              (b) deliver to Chicago, L.P., as representative of the Sellers, appropriate evidence of all necessary corporate action by Grizzly in connection with the transactions contemplated hereby, including, without limitation, certified copies of resolutions duly adopted by the Board of Directors of Grizzly approving the obligations of Grizzly under this Agreement and the other agreements contemplated hereby and authorizing the execution, delivery and performance by Grizzly of this Agreement and a certificate as to the incumbency of officers of Grizzly executing any instrument or other document delivered in connection with such transactions; and

              (c) deliver to Chicago, L.P., as representatives of the Sellers, the certificates required by Sections 8.1, 8.2 and 8.3 of this Agreement.

6.   OTHER AGREEMENTS AND COVENANTS OF THE PARTIES

     6.1 Operation of the Businesses of Blackhawk and the Blackhawk Subsidiaries. From the date hereof to the Closing Date, Blackhawk shall:

              (a) consult with the Purchaser on a regular basis with respect to all decisions which might materially affect the business or assets of Blackhawk or any of the Blackhawk Subsidiaries; and

              (b) except as the Purchaser may otherwise agree, operate the businesses of Blackhawk and each of the Blackhawk Subsidiaries as currently operated and only in the ordinary course and, consistent with such operation, use its reasonable best efforts to preserve intact their current respective business organizations and their relationships with their employees and persons having dealings with them. Without limiting the generality of the foregoing, Blackhawk shall not, and shall not permit any Blackhawk Subsidiary to, without the prior consent of the Purchaser,

              (i) take any action (over which Blackhawk can exercise control) to cause any of the representations and warranties contained in
              Article 1 of this Agreement to be intentionally breached in any material adverse respect;

              (ii) increase the rate of compensation of the management employees of Blackhawk or any Blackhawk Subsidiary, or introduce any additional bonus, severance, pension, profit sharing or similar plan or agreement for the employees of Blackhawk or any Blackhawk Subsidiary (other than pursuant to existing contracts or arrangements or in the ordinary course of business consistent with past practices);

              (iii) make any expenditure or commitment in excess of $50,000 for acquisitions, additions to or replacements of property, plant or equipment of Blackhawk or any of the Blackhawk Subsidiaries;

              (iv) create, incur or assume any indebtedness for borrowed money other than increases in indebtedness incurred under its existing credit facilities as of the date hereof or agree to any increase in the rates of interest or other fees (including, without limitation, prepayment fees) or expenses payable thereunder, except in accordance with existing contracts or arrangements;

              (v) make any material changes in accounting practices or procedures, incur any material non-recurring charges or make any material reversal of accounting reserves, except as required by changes in generally accepted accounting principles;

              (vi) make any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Blackhawk or any non wholly-owned Blackhawk Subsidiary to a person or entity that is not Blackhawk or a Blackhawk Subsidiary; or

              (vii) make any changes in preneed sales techniques or practices or funding arrangements for preneed products or in investment strategies with respect to preneed trust funds, except as otherwise required by applicable law.

     6.2 Supplements. From the date hereof until the Closing Date, upon reasonable notice, Blackhawk will give to the Purchaser and its counsel, accountants, employees and other authorized representatives reasonable access during normal business hours to all of the offices, properties, books, contracts, commitments, tax returns, records and affairs of Blackhawk and the Blackhawk Subsidiaries. From time to time prior to the Closing Date, Blackhawk shall furnish to the Purchaser supplemental information which Blackhawk has with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by Blackhawk or the Sellers or any information contained in any Schedule hereto inaccurate or incomplete. The furnishing of such supplemental information shall not, however, affect or otherwise diminish any of the representations and warranties of Blackhawk and the Sellers hereunder and shall be disregarded in determining the effect of such representations and warranties for the purposes of Article 7 hereof; provided that, if the Closing occurs, such supplemental information shall be considered incorporated in and supplemented to the representations and warranties of Blackhawk and the Sellers, as applicable, and shall not serve as the basis for any claim of a breach of any representation or warranty contained herein.

     6.3 Regulatory Consents, Authorizations, Etc. Each party hereto will use its reasonable best efforts to consummate the Closing, including obtaining all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person required for or in connection with the consummation by it of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such consents, authorizations, orders and approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration. Specifically, the parties will make all filings as expeditiously as is reasonably practicable. As of the date hereof, the Purchaser has no reason to believe that it cannot complete its financing and obtain the necessary consents, authorizations, orders and approvals prior to the Closing Date, and agrees to notify the Sellers as soon as practicable after the Purchaser reasonably determines that it will not be able to complete its financing and obtain the necessary consents, authorizations, orders and approvals prior to the Closing Date.

     6.4 Negotiations with Others. During the period from the date hereof to the Closing Date, or until this Agreement is terminated in accordance with
Section 11.4, the Sellers and Blackhawk shall not, and shall direct their respective agents, employees, officers, directors, representatives and affiliates not to, without the prior written consent of the Purchaser, initiate any discussions or engage in negotiations with, or provide any information other than publicly available information to, any person, firm or entity (other than the Purchaser, any affiliate thereof or any person that has been approved by the Purchaser) concerning any possible proposal regarding a sale or other disposition of Blackhawk or any Blackhawk Subsidiary or any of their respective assets, and Blackhawk will notify the Purchaser immediately by telephone, and thereafter promptly confirm in writing, if any such discussions or negotiations are sought to be initiated with, any such information is requested from, or any such proposal or possible proposal is received by, Blackhawk.

     6.5 Publicity. The parties hereto will not issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of the other party or parties (which consent shall not be unreasonably withheld), except as may be required by law, in which event such press release or public statements shall be made only after consultation with the other party or parties.

     6.6  Confidentiality.

              (a) In the event that this Agreement is terminated prior to the Closing, unless Blackhawk shall otherwise consent in writing (i) the Purchaser agrees (and shall cause each affiliate, agent, representative, employee, officer and director of the Purchaser) not to use or to disclose to any third party for any reason whatsoever, any information regarding the existence of or details concerning the transactions contemplated by this Agreement, or regarding Blackhawk or any of the Blackhawk Subsidiaries which is of a proprietary or confidential nature, including, without limitation, any customer lists, supplier information, resource information, financial information, business or marketing information, product information, sales information, or any other proprietary or confidential information of Blackhawk or any Blackhawk Subsidiary (collectively, the "Blackhawk Proprietary Information") and (ii) the Purchaser covenants to return all Blackhawk Proprietary Information and copies and extracts thereof obtained from Blackhawk to Blackhawk within five days after the date this Agreement is terminated, to immediately destroy all notes, records or other documentation the Purchaser made with regard to the Blackhawk Proprietary Information, and not to utilize, directly or indirectly, in any manner, the Blackhawk Proprietary Information in the Purchaser's business or the business of any of the Purchaser's affiliates.

              (b) In the event this Agreement is terminated prior to the Closing, unless Purchaser shall otherwise consent in writing (i) Blackhawk and the Sellers severally, and not jointly, agree (and shall cause each affiliate, agent, representative, employee, officer and director of Blackhawk, any of the Blackhawk Subsidiaries and the Sellers) not to use or disclose to any third party, for any reason whatsoever, any information, whether relating to the time prior to the Closing Date or following such date, regarding the existence of or details concerning the transactions contemplated by this Agreement, or regarding the Purchaser or Grizzly which is of a proprietary or confidential nature, including, without limitation, any customer lists, resource or supplier lists, financial information and any other proprietary or confidential information of the Purchaser or Grizzly (the "Purchaser Proprietary Information"); and (ii) Blackhawk covenants to return all Purchaser Proprietary Information and copies and extracts thereof obtained from the Purchaser to the Purchaser within five days after the date this Agreement is terminated, to immediately destroy all notes, records or other documentation Blackhawk made with regard to the Purchaser Proprietary Information, and not to utilize, directly or indirectly, in any manner, the Purchaser Proprietary Information in Blackhawk's business or the business of any of Blackhawk's affiliates.

              (c) From the date hereof until the Closing Date, neither Grizzly nor any Subsidiary of Grizzly nor the Purchaser shall, without the prior written consent of Blackhawk, which consent shall not be unreasonably withheld, solicit or make an offer of employment to any employees of Blackhawk or any Blackhawk Subsidiary (excluding employees earning less than $30,000 on an annual basis who are not location managers) or hire any location managers or more senior officers of Blackhawk or any Blackhawk Subsidiary.

     6.7 Restrictions on Transfer of Shares. Blackhawk shall not transfer any Shares on the stock transfer books of Blackhawk unless Blackhawk gives three days' written notice thereof to the Purchaser and the transferee or payee by written agreement with the Purchaser agrees to be liable (jointly and severally with the transferring Seller, if Chicago, L.P., is the Seller) for such Seller's obligations under the terms of this Agreement.

     6.8 Federal Trade Commission/Wages & Salaries. Blackhawk will cooperate with the Purchaser in developing systems designed to enable Blackhawk and each of the Blackhawk Subsidiaries to be able to comply, as soon as practicable, following the Closing, with the reasonable procedures established by the Purchaser to assure compliance with the rules and regulations of the Federal Trade Commission with respect to funeral practices and the rules and regulations issued by governmental authority under the jurisdiction of the Department of Labor with respect to wages and salaries, in each case reflecting any information developed or to be developed in the audit conducted by the Purchaser with the cooperation of Blackhawk and the Sellers of the practices and procedures of Blackhawk and its Subsidiaries prior to the Closing Date. To the extent any of the Sellers has any outstanding indebtedness to Blackhawk as of the Closing Date, such indebtedness shall be repaid on the Closing Date.

     6.9 Application of Down Payment. If a Closing occurs hereunder, the Down Payment shall be applied as provided in Section 4.4(c). If the Purchaser shall fail to complete the Closing for any reason whatsoever (including, without limitation, the failure of the condition specified in Section 7.6 or the termination by the Purchaser pursuant to Section 11.4(e)) other than (i) as a result of the failure of the conditions specifically set forth in any of Sections 7.1 through 7.5 (after giving effect to the options, provisos, and requirements set forth therein) or 7.7, (ii) the termination of this Agreement pursuant to Section 11.4 as a result of the failure of the conditions set forth in any of Sections 7.1 through 7.5 (after giving effect to the options, provisos, and requirements set forth therein) or 7.7, (iii) the determination by the Sellers not to complete the Closing as a result of the failure of the conditions set forth in Article 8, or (iv) the election by Grizzly to enter into the Substitute Stock Purchase Agreement (as defined below) (in which event the provisions of such Substitute Stock Purchase Agreement shall apply), the Down Payment, together with the amounts previously paid to Chicago, L.P. as described in Section 4.4(a), will be retained by Sellers as liquidated damages in satisfaction of all obligations of the Purchaser hereunder (provided that such amounts shall not operate to limit the Sellers from seeking damages in excess of such amounts to the extent Blackhawk has incurred or sustained losses, costs, expenses and other liabilities in excess of such amounts as a result of a violation by the Purchaser or Grizzly of the covenants contained in

Section 6.6(a) or Section 6.6(c) or the commission by the Purchaser or Grizzly of acts of fraud). If the Purchaser shall fail to complete the Closing (i) as a result of the failure of the conditions specifically set forth in any of Sections 7.1) through 7.5 (after giving effect to the options, provisos, and requirements set forth therein) or 7.7, (ii) the termination of this Agreement pursuant to Section 11.4 as a result of the failure of the conditions set forth in any of Sections 7.1 through 7.5 (after giving effect to the options, provisos, and requirements set forth therein) or
7.7 or (iii) the determination by the Sellers not to complete the Closing as a result of the failure of the conditions set forth in Article 8, the Down Payment will be repaid to Grizzly. The Sellers shall be jointly and severally liable to make any repayment of the Down Payment required by this Section. Whether or not the Down Payment is to be retained by the Sellers or returned to Grizzly pursuant to the foregoing provisions of this Section 6.9 (a "Final Determination"), shall be determined pursuant to the following procedures:

              (i) Within 30 days after written notice of termination of this Agreement is delivered to any party pursuant to Section 11.4, Grizzly shall be entitled to deliver to the Sellers a written notice specifying in reasonable detail Grizzly's claim to return of the Down Payment pursuant to this Section
6.9 (the "Return Notice").

              (ii) If such Return Notice is not delivered to the Sellers within such 30-day period pursuant to clause (i) above, the Sellers shall be entitled to retain the Down Payment with no further claims or assertions permitted to be made with respect thereto by Grizzly or the Purchaser (or their permitted assigns).

              (iii) If within such 30-day period such Return Notice is delivered to the Sellers pursuant to clause (i) above, the Down Payment shall be retained by the Sellers or returned to Grizzly, as the case may be, upon the earlier to occur, and pursuant to the terms, of (1) the written agreement of Grizzly and the Sellers or (2) the final determination of the arbiters pursuant to Section 11.2 below.

              Notwithstanding the foregoing, if the Purchaser notifies the Sellers in writing on or prior to August 31, 1996, that, despite its good faith efforts, it will not be able to complete the Closing as a result of the failure of the condition set forth in Section 7.6 (Financing), accompanied by a certificate by Grizzly that it intends to enter into a substitute Stock Purchase Agreement (the "Substitute Stock Purchase Agreement") (a "Substitution Election"), the following provisions shall apply: within 10 days following the receipt of the Substitution Election, the Sellers and Blackhawk may deliver supplemental information pursuant to Section 6.2 which, notwithstanding the other provisions of Section 6.2, shall serve to update the representations and warranties of Blackhawk and the Sellers, and shall be deemed to be incorporated into the representations and warranties of Blackhawk and the Sellers in the Substitute Stock Purchase Agreement, as of the date of and upon the execution and delivery of such Substitute Stock Purchase Agreement; within 10 days after receipt of any such supplemental information (with any modifications thereto as shall be agreed by Grizzly, Blackhawk and the Sellers), Grizzly shall elect whether or not to proceed with the execution and delivery of the Substitute Stock Purchase Agreement; if it elects to proceed, Grizzly, Loewen Group International, Inc. and the Sellers will execute and deliver the Substitute Stock Purchase Agreement in the form attached hereto as Exhibit A, the Down Payment hereunder will be retained by the Sellers as, and shall constitute, $20,000,000 of the Down Payment under the Substitute Stock Purchase Agreement. The Down Payment (for all purposes of the Substitute Stock Purchase Agreement) shall be $30,000,000, the application of which shall be governed by the provisions of the Substitute Stock Purchase Agreement and, at the time of the execution of the Substitute Stock Purchase Agreement, Grizzly shall pay the Sellers the additional $10,000,000 in immediately available funds to an account designated by the Sellers. In the event Grizzly elects to proceed with the execution and delivery of the Substitute Stock Purchase Agreement as provided above and the Sellers do not execute the Substitute Stock Purchase Agreement, Grizzly shall have the right to compel by specific performance the Sellers to execute the Substitute Stock Purchase Agreement.

              The Purchaser and Grizzly hereby acknowledge and agree that the $5 million payment (plus interest thereon) referred to in Section 4.4(a) shall be retained by Sellers if for any reason whatsoever no Closing occurs either under this Agreement or the Substitute Stock Purchase Agreement.

     6.10 Deposit Trust Closing Expenses. To the extent that Blackhawk or the Sellers incur costs and expenses in connection with the transactions contemplated hereby of the type specified in Schedule 6.10 hereto ("Closing Expenses"), Grizzly shall be liable for and shall promptly deposit into the Deposit Trust from time to time the amount of any such Closing Expenses as and when incurred. Grizzly will permit Blackhawk to deduct from the Deposit Trust some or all of Blackhawk's Closing Expenses prior to the Closing (it being understood that any such deduction will not affect Grizzly's obligation to fund all Closing Expenses and to deposit the amount of such Closing Expenses in the Deposit Trust as provided herein). In order to qualify as a Closing Expense, each such expense must be reasonable, supported by invoice or similar documentation, and directly related to Blackhawk's costs, fees and expenses incurred in connection with the transactions contemplated hereby.

     6.11 Pre-Closing Cooperation. The Sellers recognize that the Purchase Price being paid by the Purchaser pursuant to this Agreement reflects the anticipation by the parties of certain operational savings. These savings include the effect of certain management changes and closing the present corporate headquarters of Blackhawk, reducing the number of employees of Blackhawk, including termination of the employment of certain officers of Blackhawk, including Thomas H. Johnson, and other related savings. To this end, the Sellers and Blackhawk will cooperate in developing plans and entering into agreements prior to the Closing to implement these savings which will include termination of employees at operating locations, closing of the corporate headquarters and such other items as requested by Purchaser. Without limiting the generality of the foregoing, the parties agree that the

Blackhawk Succession, Inc. Shareholders Agreement, the proxies issued to Bruce
V. Rauner pursuant thereto and the agreements between Blackhawk Succession, Inc. and various members of the senior management of Blackhawk will be terminated on or prior to the Closing to the extent requested by Purchaser at no cost to Blackhawk or the Purchaser.

     6.12 Assistance in Financing. Blackhawk acknowledges that the Purchaser currently intends that payment of the Purchase Price pursuant to Section 4.3 will be financed, in part, by an offering of High Yield Securities and the arranging of funded senior bank debt financing. Blackhawk will provide customary assistance in connection with the Purchaser's efforts to raise such financing, including, without limitation, making senior management reasonably available for meetings with prospective lenders and investors and cooperating in the preparation of offering documents and necessary financial and business information to enable documents, including the financial statements of Blackhawk, to comply with the rules and regulations of the Securities and Exchange Commission, it being recognized that the Sellers and Blackhawk (prior to the Closing) will have no responsibility with respect to such compliance.

     6.13 No Liquidation. No Seller (if other than a natural person) shall liquidate or dissolve itself (i) if a Closing does not occur under this Agreement, until there has been a Final Determination that the Sellers are not required to return any portion of the Down Payment (as defined herein) under
Section 6.9 of this Agreement to the Purchaser hereunder or that the Sellers are required to return all or a portion of the Down Payment and such return has been completed; (ii) if the Closing under this Agreement or the Substitute Stock Purchase Agreement has occurred (and there is no ongoing indemnification obligation of the Sellers to the Purchaser under the final provisos to Section 7.1, Section 7.2 or Section 7.3), until such time as there is a final determination that the Sellers are not required to make any payment pursuant to
Section 4.6 or the corresponding provision of the Substitute Stock Purchase Agreement to the Purchaser hereunder or thereunder or that the Sellers are required to make such a payment and such payment has been completed; and (iii) if the Closing under this Agreement or the Substitute Stock Purchase Agreement has occurred and there is an ongoing indemnification obligation of the Sellers to the Purchaser under the final provisos to Section 7.1, Section 7.2 or
Section 7.3, until such time as such obligation has been discharged or fully performed.

     6.14 Transactions with Affiliates. Any agreement between any Seller or any of its affiliates, on the one hand, and Blackhawk or any Blackhawk Subsidiary, on the other hand, shall terminate on the Closing Date without any liability on the part of Blackhawk or any Blackhawk Subsidiary.

7.   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser to perform this Agreement are subject only to the satisfaction of the following conditions on or prior to the Closing Date, unless waived by the Purchaser:

     7.1 Representations and Warranties. The representations and warranties of Blackhawk and the Sellers in this Agreement or in any Schedule, certificate or document delivered in connection herewith shall have been true and correct in all material respects when made and shall be true and correct on the Closing Date in all material respects as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an officer of Blackhawk and by the Sellers to that effect; provided, however, that this condition shall be deemed satisfied (except with respect to the representations in Sections 2.1(a) and 2.2 (with respect to the existence of any liens, encumbrances, equities or claims relating to the Shares only)) unless (i) the Purchaser demonstrates that any such breaches (together with, but without duplication, all amounts under Section 7.2) would reasonably be expected to have, individually or in the aggregate, an adverse effect (determined, insofar as any thereof are limited by reference to a material adverse effect on the business, operations or financial condition of Blackhawk or its Subsidiaries, without reference to such limitation) of more than $10,000,000 (the "Minimum Damage Amount") on the business, properties, assets or liabilities of Blackhawk or its Subsidiaries or the value thereof and (ii) neither the Purchaser nor Grizzly had knowledge (within the meaning of Section 11.12) of any such breaches prior to the date hereof; provided that, notwithstanding the foregoing if the aggregate amount of such adverse effects is not more than $50,000,000, the Sellers may, in their sole discretion, by delivery of written notice to the Purchaser, elect to jointly and severally agree to indemnify, defend and hold harmless the Purchaser against any and all losses, claims, costs, expenses, liabilities and damages arising out of or relating to any failure of such representations and warranties which are reasonably subject to quantification, in which event such election shall be deemed to cause to be satisfied the condition contained in this Section 7.1 with respect to such failure; and

provided further, that in the event of a breach of Section 2.2 relating to any lien, encumbrance, equity or claim of not more than $5,000,000, individually or in the aggregate, the Sellers may, in their sole discretion, elect to, jointly and severally, agree to indemnify, defend and hold harmless the Purchaser against any and all losses and damages arising out of or related to such breach, in which event such election shall be deemed to cause to be satisfied the condition contained in Section 7.1 with respect to such breach of Section 2.2; and provided further, that in the event of a breach of Section 2.2 relating to any lien, encumbrance, equity or claim (whether or not material or in excess of $5,000,000), the Sellers may, in their sole discretion, elect to cure such breach to the reasonable satisfaction of the Purchaser, in which event such cure shall be deemed to cause to be satisfied the condition contained in Section 7.1 with respect to such breach of Section 2.2. Any disputes as to the fact or amount of quantification shall be subject to the arbitration provisions of Section 11.2.

     7.2 Performance of Obligations of Blackhawk and the Sellers. Blackhawk and each of the Sellers in all material respects shall have performed all obligations required to be performed by them under this Agreement and complied with all covenants to be complied with by them under this Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed by an executive officer of Blackhawk and the Sellers to that effect; provided, however, that this condition shall be deemed satisfied (except with respect to the obligations of the Sellers pursuant to Section 5.1(a)) unless (i) the Purchaser demonstrates that any such breaches (together with, but without duplication, all amounts under Section 7.1) would reasonably be expected to have, individually or in the aggregate, an adverse effect (determined, insofar as any thereof are limited by reference to a material adverse effect on the business, operations or financial condition of Blackhawk or its Subsidiaries, without reference to such limitation) of more than the Minimum Damage Amount on the business, properties, assets or liabilities of Blackhawk or its Subsidiaries or the value thereof and (ii) neither the Purchaser nor Grizzly had knowledge (within the meaning of Section 11.12) of any such breaches prior to the date hereof; provided that, notwithstanding the foregoing, the Sellers may, in their sole discretion, by delivery of written notice to the Purchaser, if the aggregate of such adverse effects is not more than $50,000,000, elect to jointly and severally indemnify, defend and hold harmless the Purchaser against any and all losses, claims, costs, expenses, liabilities and damages arising out of or relating to any failure of such covenants which are reasonably subject to quantification, in which event such election shall be deemed to cause to be satisfied the condition contained in this section 7.2 with respect to such default. Any disputes as to the fact or amount of quantification shall be subject to the arbitration provisions of Section 11.2.


     7.3 No Litigation. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, or be one in which an adverse determination could be reasonably expected to have a material adverse effect on the business, operations or financial condition of Blackhawk or any of the Blackhawk Subsidiaries, and the Purchaser shall have received a certificate signed by an executive officer of Blackhawk and the Sellers that to Blackhawk's and the Sellers' best knowledge, no such action, suit or other proceeding is pending; provided, however, that this condition shall be deemed satisfied unless (i) the Purchaser demonstrates that any such actions, suits or proceedings would reasonably be expected to have, individually or in the aggregate, an adverse effect of more than $10,000,000 on the business, properties, assets or liabilities of Blackhawk or its Subsidiaries or the value thereof and (ii) neither the Purchaser nor Grizzly had knowledge (within the meaning of Section 11.12) on the date hereof that any such action, suit or other proceeding is pending; provided that, notwithstanding the foregoing, if the aggregate of such adverse effects is not more than $50,000,000, the Sellers may, in their sole discretion, by delivery of written notice to the

Purchaser, elect to jointly and severally agree to indemnify, defend and hold harmless the Purchaser against any and all losses, claims, costs, expenses, liabilities, damages, assessments, settlements or judgments arising out of or relating to any such litigation, in which event (i) such election shall be deemed to cause to be satisfied the condition contained in this section 7.3 with respect to such litigation and (ii) the Sellers shall have the sole right to control and assume the defense of such matter or liability with counsel selected by them in their sole discretion (it being understood that the Purchaser shall have the right, at its own expense, to participate in, but not to control, any such defense, except that no settlement of any litigation will be entered into without the prior consent of the Purchaser, which consent shall not be unreasonably withheld, if the effect of such settlement would require Blackhawk to materially adversely change the manner in which Blackhawk thereafter carries on its business or otherwise constitutes the admission of wrongdoing by Blackhawk and which settlement would reasonably be expected to have a material adverse effect on the business, properties or financial condition of Blackhawk and the Blackhawk Subsidiaries, taken as a whole).

     7.4 Regulatory Consents, Authorizations, Etc. All consents, authorizations, orders, opinions and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body which are listed on Schedule 7.4, in form reasonably satisfactory to the Purchaser, shall have been obtained or made; provided that the Purchaser shall, in accordance with Section 6.3, have used its best efforts and taken all reasonable actions necessary to obtain such consents, authorizations, orders, opinions, approvals, filings and registrations.

     7.5 Senior Indebtedness. No enforcement action shall have been taken under any of the outstanding senior indebtedness instruments of Blackhawk prior to Closing (including any action to accelerate the indebtedness or to foreclose on any collateral) other than any action the effect of which shall have been substantially eliminated by the payment and discharge of such indebtedness at the Closing without a material adverse effect on Blackhawk and its Subsidiaries, taken as a whole, or on the Purchaser.

     7.6 Financing. The Purchaser shall have been able to complete the financings necessary to enable it to pay the Purchase Price.

     7.7 All Shares Sold. All of the Sellers shall have tendered their respective Shares for delivery to the Purchaser.

8.   CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Sellers to perform this Agreement are subject only to the satisfaction, on or prior to the Closing Date, of the following conditions, unless waived by the Sellers:

     8.1 Representations and Warranties. The representations and warranties of the Purchaser and Grizzly in this Agreement or in any Schedule, certificate or document delivered pursuant thereto shall have been true and correct when made and be true and correct on the Closing Date as though made on and as of the Closing Date, and the Sellers shall have received a certificate to that effect, with respect to Grizzly, signed by an executive officer of Grizzly.

     8.2 Performance of Obligations of the Purchaser. The Purchaser shall have performed all obligations required to be performed by it under this Agreement and complied with all covenants to be complied with by it under this Agreement at or prior to the Closing Date and the Sellers shall have received a certificate to that effect, with respect to Grizzly, signed by an executive officer of Grizzly.

     8.3 No Litigation. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated in this

Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and the Sellers shall have received a certificate to that effect, with respect to Grizzly, signed by an executive officer of Grizzly, that, to Grizzly's best knowledge, no such action, suit or other proceeding is pending.

     8.4 Regulatory Consents, Authorizations, Etc. All consents, authorizations, orders, opinions and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body which are listed on Schedule 7.4, in form reasonably satisfactory to the Sellers, shall have been obtained or made; provided that the Sellers and Blackhawk shall have used their respective best efforts and taken all reasonable actions necessary to obtain such consents, authorizations, orders, opinions, approvals, filings and registrations required to be used and taken by each of them, respectively.

     9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     9.1 Representations and Warranties of Blackhawk. The representations and warranties of Blackhawk contained in Article 1 of this Agreement shall expire as of the Closing Date and shall not survive the Closing.

     9.2 Representations and Warranties of the Sellers. The representations and warranties of the Sellers contained in Article 2 of this Agreement (other than in Sections 2.1, 2.2 and 2.3) shall expire as of the Closing Date and shall not survive the Closing. The provisions of Sections 2.1, 2.2 and 2.3 shall survive the Closing until the expiration of the applicable statute of limitations, except that the representation and warranties in Section 2.1(b) shall survive only until the first anniversary of the Closing.

     9.3 Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in Article 3 of this Agreement (other than in Section 3.2) shall expire as of the Closing Date and shall not survive the Closing. The provisions of Section 3.2 shall survive the Closing until the expiration of the applicable statute of limitations.

     9.4 Limitation of Recourse. Following the Closing, in the absence of fraud, neither Blackhawk nor any Seller shall have any liability or obligation to indemnify or otherwise hold harmless the Purchaser or Blackhawk (or any of their successors or permitted assigns) for any claim or any loss or liability arising from or in any way relating to this Agreement or any of the transactions contemplated hereby or any other transaction or event occurring on or prior to the Closing (including, without limitation, any misrepresentation or inaccuracy in, or breach of, any representations or warranties (other than the representations and warranties contained in Sections 2.1, 2.2 and 2.3 and other than their obligations under Sections 4.6, 4.7 and 6.13, and any liability pursuant to the final provisos to Sections 7.1, 7.2 and 7.3) or any breach or failure in performance prior to the Closing of any covenants or agreements made by Blackhawk or the Sellers in this Agreement or in any Exhibit or Schedule hereto or any certificate or instrument delivered hereunder), and neither the Purchaser nor Blackhawk (or any of their successors or permitted assigns) shall be entitled to bring any claim based on, relating to or arising out of any of the foregoing against any Seller (or any Seller's employees, directors, agents or representatives). Without limiting the generality of the foregoing, in the absence of fraud, neither the Purchaser nor its respective successors or permitted assigns shall be entitled to seek any rescission of the transactions consummated under this Agreement or other remedy at law or in equity.

     9.5 Acknowledgement by the Purchaser. The Purchaser understands that the representations and warranties of Blackhawk and the Sellers will not survive the Closing (except as expressly set forth in Section 9.2) and constitute the sole and exclusive representations and warranties of Blackhawk and the Sellers to the Purchaser in connection with the transactions contemplated hereby, and the Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, without limitation, any relating to the future or historical financial condition, results of operations, assets or liabilities of Blackhawk) are specifically disclaimed by Blackhawk and the Sellers. The foregoing does not affect any indemnification obligation of the Seller that may arise in accordance with the provisions contained in Sections 7.1, 7.2 and 7.3.

10.  DEFINITIONS

     The terms set forth below are defined in the Sections of the Agreement indicated:

---------------------------------------------------------------------------
Term                                                  Section
---------------------------------------------------------------------------
AAA                                                   11.2(b)
---------------------------------------------------------------------------
Adjustment Items                                      4.3
---------------------------------------------------------------------------
Agreement                                             Forepart

---------------------------------------------------------------------------
Blackhawk                                             Forepart
---------------------------------------------------------------------------
Blackhawk Proprietary Information                     6.6(a)
---------------------------------------------------------------------------
Blackhawk Subsidiaries                                1.2
---------------------------------------------------------------------------
CERCLA                                                1.23(a)
---------------------------------------------------------------------------
Class A Common Stock                                 Forepart
---------------------------------------------------------------------------
Class B Common Stock                                 Forepart
---------------------------------------------------------------------------
Closing                                              4.1
---------------------------------------------------------------------------
Closing Date                                         4.1
---------------------------------------------------------------------------
Closing Date Cash                                    4.4(d)
---------------------------------------------------------------------------
Closing Expenses                                     6.10
---------------------------------------------------------------------------
Code                                                 1.8(b)
---------------------------------------------------------------------------
Common Stock                                         Forepart
---------------------------------------------------------------------------
Communications                                       11.8
---------------------------------------------------------------------------
December Audited Balance Sheet                       1.5
---------------------------------------------------------------------------
December Audited Financials                          1.5
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Term                                                       Section
---------------------------------------------------------------------------
December Audited Income Statement                          1.5
---------------------------------------------------------------------------
Deposit                                                    4.4(b)
---------------------------------------------------------------------------
Deposit Trust                                              4.4(b)
---------------------------------------------------------------------------
Down Payment                                               4.4(c)
---------------------------------------------------------------------------
Encumbrances                                               1.9
---------------------------------------------------------------------------
Environmental Laws                                         1.23(a)
---------------------------------------------------------------------------
Environmental Reports                                      1.23(e)
---------------------------------------------------------------------------

ERISA                                                      1.19(a)
---------------------------------------------------------------------------
Final Determination                                        6.9
---------------------------------------------------------------------------
Final Resolution Date                                      4.6
---------------------------------------------------------------------------
Grizzly                                                    Forepart
---------------------------------------------------------------------------
HSR Act                                                    3.8
---------------------------------------------------------------------------
IRS                                                        1.8(b)
---------------------------------------------------------------------------
March Unaudited Financials                                 1.5
---------------------------------------------------------------------------
Minimum Damage Amount                                      7.1
---------------------------------------------------------------------------
OSHA                                                       1.23(a)
---------------------------------------------------------------------------
Plans                                                      1.19(a)
---------------------------------------------------------------------------
Policies                                                   1.10(c)
---------------------------------------------------------------------------
Preferred Stock                                            Forepart
---------------------------------------------------------------------------
Preliminary Reports                                        1.10(c)
---------------------------------------------------------------------------
Preneed Contracts                                          1.16
---------------------------------------------------------------------------
Preneed Funds                                              1.16
---------------------------------------------------------------------------
Prior Audited Financials                                   1.5
---------------------------------------------------------------------------
Properties                                                 1.10(c)
---------------------------------------------------------------------------
Purchase Price                                             4.3
---------------------------------------------------------------------------
Purchaser                                                  Forepart
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Term                                             Section
---------------------------------------------------------------------------
Purchaser Proprietary Information                6.6(b)
---------------------------------------------------------------------------
RCRA                                             1.23(a)
---------------------------------------------------------------------------
Sellers                                          Forepart

---------------------------------------------------------------------------
Sellers' Trust                                   4.5
---------------------------------------------------------------------------
Shares                                           Forepart
---------------------------------------------------------------------------
Substitute Stock Purchase Agreement              6.9
---------------------------------------------------------------------------
Substitution Election                            6.9
---------------------------------------------------------------------------
Surveys                                          1.10(c)
---------------------------------------------------------------------------
Taxes                                            1.8(c)
---------------------------------------------------------------------------
Title Company                                    1.10(c)
===========================================================================

11.  MISCELLANEOUS

     11.1 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Sellers and their respective successors and permitted assigns, Blackhawk and its successors and permitted assigns, and the Purchaser and its successors and permitted assigns; provided, however, that (i) the Purchaser may assign its rights under this Agreement to one or more third parties (and any such third party transferees may further so assign) provided that any such assignee or reassignee is Blackstone Capital Partners II Merchant Banking Fund L.P. ("Blackstone") or Grizzly or an affiliate of Blackstone or Grizzly, provided that the assignee shall execute a counterpart of this Agreement agreeing to be bound by the terms hereof as "Purchaser" and shall agree to pay the portion of the Purchase Price representing the portion of the Purchaser's rights and obligations assigned to such third party in cash on the Closing Date and the Purchaser shall remain obligated for all of its obligations hereunder which are not performed by such assignee, (ii) except as provided in clause (i), this Agreement may not be assigned by the Purchaser without the prior written consent of Blackhawk, and
(iii) any assignment by any Seller of its rights and obligations hereunder shall be subject to Section 6.7. In the event of any such assignment, the representations and warranties deemed made hereunder by the assignee shall be appropriately modified to reflect the form and jurisdiction of organization of such assignee.

     11.2 Arbitration. (a) Subject to the limitations set forth in Article 9, all disputes hereunder, including any relating to a breach or claimed breach of any representation, warranty, covenant, undertaking, restriction or other agreement contained herein, shall be determined by binding arbitration in accordance with the provisions of this Section 11.2.

     (b) If either party shall notify the other that, in the judgment of such first party, an arbitrable dispute has arisen, the parties hereto shall attempt in good faith to resolve such dispute by mutual agreement. If no satisfactory resolution of such dispute has occurred within 30 days after such notice, either party may submit such dispute to final and binding arbitration, by three arbitrators, conducted pursuant to the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except to the extent such rules conflict with the provisions of this Agreement, in which case the provisions of this Agreement shall control. The claimant shall nominate one arbitrator in its request for arbitration. The respondent shall nominate one arbitrator in its answer. The two partyappointed arbitrators shall name the third arbitrator within 30 days after the second partyappointed arbitrator has been named, failing which the AAA shall appoint the third arbitrator.

     (c) The hearing shall be held by the arbitrators as soon as reasonably practicable, consistent with the AAA arbitration rules and opportunity for discovery. The parties specifically agree that, upon application by either party, the arbitrators shall set a reasonable limitation on the period for discovery related to the arbitration. No party may present a position or make any argument at the hearing notice of which is not provided to the other party in writing before the hearing.

     (d) The decision of the arbitrators pursuant to this Section 11.2 shall be in writing (setting forth in detail the basis for the decision) and shall be final, binding and conclusive upon the parties and may be confirmed or embodied in any order or judgment of any court having jurisdiction. The foregoing agreement to arbitrate shall be specifically enforceable.

     (e) The venue of any arbitration pursuant to this Section 11.2 shall be in Manhattan or such other place as is mutually agreed upon by the parties. In any arbitration pursuant to this Section 11.2, the arbitrators shall apply the substantive law of the State of New York without reference to its conflict or laws rules.

     (f) Each party shall bear its respective costs incurred in connection with any arbitration; provided, however, that in the event that the arbitrators determine that there was no reasonable basis for the non-prevailing party in the arbitration to have brought or defended the claim, the non-prevailing party shall pay all reasonable costs, including, without limitation, reasonable attorneys' fees and expenses, costs and expenses associated with the arbitration incurred by the prevailing party in connection therewith.

     (g) The pendency of these dispute resolution procedures shall not relieve either party from its duty to perform under this Agreement or serve to delay or suspend its performance of its obligations.

     11.3 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York.

     11.4 Termination. This Agreement may be terminated at any time prior to the Closing Date:

              (a) By mutual agreement of the Purchaser and the Sellers;

              (b) By the Purchaser, if the conditions set forth in Article 7 shall not have been complied with or performed in any material respect on or before the Closing Date or if events shall have occurred which have made it impossible for the conditions to Closing set forth in Article 7 to be satisfied on or before the Closing Date; or

              (c) By the Sellers, if the conditions set forth in Article 8 shall not have been complied with or performed in any material respect on or before the Closing Date or if events shall have occurred which have made it impossible for the conditions to Closing set forth in Article 8 to be satisfied on or before the Closing Date; or

              (d) By the Sellers, the Purchaser or Blackhawk, if the Closing has not occurred by September 20, 1996; or

              (e) By the Purchaser if at any time it shall have determined in good faith that it will be unable to finance the payment of the Purchase Price (in which event the provisions of Section 6.9 shall be applicable);

provided that no party hereto may terminate this Agreement pursuant to this
Section 11.4 if such party is in material and willful breach of any of its representations, warranties, covenants or agreements contained in this Agreement or if it caused any of the conditions to closing not to be satisfied; and provided further that (i) the Sellers may extend the date specified in clause (d) above by an amount of time reasonably necessary to permit the Closing to occur as soon as is practicable if there is a willful failure by the Purchaser to satisfy one or more material closing conditions specified in
Article 8 above and (ii) the Purchaser may extend the date specified in clause
(d) above by an amount of time reasonably necessary to permit the Closing to occur as soon as is practicable if there is a willful failure by the Sellers to satisfy one or more of the closing conditions specified in Article 7 above.

     In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof, except for the obligations of the parties hereto which by their express terms survive termination hereof and the obligations of the parties hereto in Sections 6.5 and 6.6 and this Section 11.4 and





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



except that nothing herein shall relieve any party from liability for any willful breach of any provision of this Agreement prior to such termination.

     11.5 Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter and supersede any prior understanding, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended only by written instrument duly executed by all of the parties hereto.

     11.6 Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Currency. All reference to dollar figures contained herein shall refer to United States currency.

     11.8 Notices. All notices, claims, certificates, requests, demands and other communications ("Communications") hereunder shall be in writing and shall be deemed to have been duly given five days after mailing when mailed (by registered or certified mail, postage prepaid) or sent by facsimile transmission with confirmation of receipt (with hard copy to follow by registered or certified mail, postage prepaid) addressed as follows:

              If to the Purchaser to:

                      Blackhawk Acquisition Corp.
                      c/o The Blackstone Group
                      345 Park Avenue, 31st Floor
                      New York, N.Y.  10154

                      Attn:  Howard A. Lipson
                      Fax:   212-754-8725

              with a copies to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, N.Y.  10017-3954

                      Attn:  Wilson S. Neely, Esq.
                      Fax:   212-455-2502

                      Loewen Group International, Inc.
                      50 River Center Blvd.
                      Covington, KY  41011

                      Attn:    Legal Department
                      Fax:     606-655-7154

              If to Blackhawk, to:

                      Prime Succession, Inc.
                      691 Tekulve Avenue
                      Batesville, IN  47006

                      Attn:  Thomas H. Johnson
                      Fax:   812-933-0226

              With a copy to:

                      Kirkland & Ellis
                      200 East Randolph Drive
                      Chicago, IL  60601

                      Attn:  Kevin R. Evanich, Esq.
                      Fax:   312-861-2200

              If to the Sellers, to:

                      Golder Thoma Cressey Fund III,
                        Limited Partnership
                      6100 Sears Tower
                      Chicago, IL  60606

                      Attn:  Bruce V. Rauner
                      Fax:   312-382-2201
              with a copy to:


                      Kirkland & Ellis
                      200 East Randolph Drive
                      Chicago, IL  60601

                      Attn:  Kevin R. Evanich, Esq.
                      Fax:   312-861-2200


              If to Grizzly:

                      The Loewen Group Inc.
                      4126 Norland Avenue
                      Burnaby, British Columbia
                      Canada V5G 358

                      Attn:     Finance Department
                      Fax:      604-473-7305

              with a copy to:

                      The Loewen Group Inc.
                      c/o Loewen Group International, Inc.
                      50 East River Center Blvd.
                      Covington, KY  41011

                      Attn:     Legal Department
                      Fax:      606-655-7154


or to such other address or addresses as the persons to whom notice is to be given may have furnished to the others in writing in accordance herewith. A Communication given by any other means shall be deemed duly given when actually received by the addresses.

     11.9 Further Assurances. After the Closing Date, without further consideration, the Sellers and Purchaser shall execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transactions contemplated by this Agreement and to perfect Purchaser's title to the Shares.

     11.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

     11.11 Waivers. No waiver of the terms, conditions or provisions of this Agreement shall be valid unless in writing signed by the party granting said waiver. Any such waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

     11.12 Knowledge. For purposes of this Agreement, (i) the phrase "to the best knowledge of Blackhawk" shall mean the knowledge of Blackhawk after reasonable inquiry of each Seller and of the President, each Vice President and the General Counsel of Blackhawk; provided that Blackhawk shall have no obligation or duty to inquire of any other person or entity and (ii) the phrase "to the best knowledge of the Purchaser", and references to knowledge of Purchaser or Grizzly, shall mean the knowledge of the Purchaser or Grizzly after reasonable inquiry of the persons named in the most recent annual report of Grizzly as executive officers of Grizzly and of J. C. Ojier Mathews, Ronald Collins, Gary L. Wright and Charles Kizina; provided that the Purchaser shall have no obligation or duty to inquire of any other person or entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                      PRIME SUCCESSION, INC.


                                      By /s/ Thomas H. Johnson
                                         -------------------------------
                                      its    President
                                         -------------------------------


                                      THE SELLERS:


                                      /s/ William B. Cutter
                                      ----------------------------------
                                      William B. Cutter


                                      /s/ Bernhard L. Gaarsoe
                                      ----------------------------------

                                      Bernhard L. Gaarsoe


                                      /s/ Robert G. Horn
                                      ----------------------------------
                                      Robert G. Horn


                                      /s/ Thomas H. Johnson
                                      ----------------------------------
                                      Thomas H. Johnson


                                      /s/ Steven A. Tidwell
                                      ----------------------------------
                                      Steven A. Tidwell

                                      GOLDER THOMA CRESSEY FUND III,
                                      LIMITED PARTNERSHIP

                                      By Golder, Thoma, Cressey & Rauner, L.P.,
                                        its General Partner


                                      By:  /s/ B.V. Rauner
                                         -------------------------------
                                      its      General Partner
                                         -------------------------------



                                      THE PURCHASER:



                                      BLACKHAWK ACQUISITION
                                      CORP.



                                      By: /s/ Howard A. Lipson
                                         -------------------------------
                                      its     President
                                         -------------------------------


                                      THE LOEWEN GROUP INC.




                                      By: /s/ Raymond L. Loewen
                                         -------------------------------
                                      its     Chairman and Chief
                                                Executive Officer
                                      ----------------------------------




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